Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

FOURTH QUARTER 2019

Executive Summary

We own and operate 18.3 million square feet of Class A office properties and 4,161 apartment units in the premier coastal submarkets of Los Angeles and Honolulu.
Quarterly Results: For the three months ended December 31, 2019 compared to the three months ended December 31, 2018:

◦	We grew our revenues by 7.8% to $243.9 million.

◦	Our net income attributable to common stockholders, which included a gain of $307.9 million from the consolidation of a previously unconsolidated fund, increased by 986.6% to $278.6 million.

◦	We grew our FFO by 7.0% to $110.0 million, or $0.54 per fully diluted share.

◦	We grew our AFFO by 12.8% to $90.5 million.

◦	We grew our same property Cash NOI by 7.3% to $143.5 million.
Annual Results: For 2019 compared to 2018:

◦	We grew our revenues by 6.3% to $936.7 million.

◦	Our net income attributable to common stockholders, which included a gain of $307.9 million from the consolidation mentioned above, increased by 213.3% to $363.7 million.

◦	We grew our FFO by 6.3% to $424.8 million, or $2.10 per fully diluted share.

◦	We grew our AFFO by 18.0% to $365.4 million.

◦	We grew our same property Cash NOI by 7.5% to $560.4 million.
Strong Leasing: During the fourth quarter, we signed approximately 790,000 square feet of office leases. We increased the leased rate in our office portfolio by about 20 basis points to 93.3%, and our occupancy rate by 50 basis points to 91.4%. We continue to post strong leasing spreads as a result of robust tenant demand. Comparing the office leases we signed during the fourth quarter to the expiring leases for the same space, we grew straight-line rents by 28.6% and cash rents by 8.6%. Our multifamily portfolio remained fully leased at 98%.
Debt: On November 1, 2019 we closed a secured, non-recourse $400.0 million interest-only loan scheduled to mature in November 2026. The loan bears interest at LIBOR + 1.15%, which was effectively fixed through interest rate swaps at 2.18% until July 2021, and at 2.31% thereafter until October 2024. The loan is secured by four wholly-owned office properties. Part of the proceeds were used to pay off a $360.0 million loan that was scheduled to mature in June 2023. At year end we did not have any floating rate debt and our next term loan maturity is in February 2023. Our pool of unencumbered properties that provide flexibility for future financings has increased to 41% of our office portfolio.
Acquisition and Consolidation of Fund Interest: On November 21, 2019, we acquired an additional 16.3% of the equity in one of our previously unconsolidated funds in exchange for $76.9 million in cash and Operating Partnership Units valued at $14.4 million. We now own 89% of the entity, with the remainder owned by an institutional investor. The JV owns six Class A office properties totaling 1.5 million square feet in the prime Los Angeles submarkets of Beverly Hills, Santa Monica, Sherman Oaks/Encino and Warner Center. The JV also owns an interest of 9.4% in our remaining unconsolidated fund. As a result of the restructuring, the JV was consolidated in our financial statements as of November 21, 2019. This resulted in a one time gain of $307.9 million which affects Net Income but not FFO or AFFO.

Dividends: Commencing with our dividend paid on January 15, 2020, we increased our quarterly cash dividend by
8% to $0.28 per common share, or $1.12 on an annualized basis.

Guidance: We are initiating 2020 full year guidance for Net Income Per Common Share - Diluted of $0.68 to $0.74 and for FFO of $2.23 to $2.29 per fully diluted share. See page 23. In January we had a fire at one of our residential properties. We expect our damages to be covered by insurance and are comfortable with our guidance range.
NOTE:  See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Forward Looking Statements (FLS)
This Fourth Quarter 2019 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the “Guidance” sections of this EP. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “intends,” “plans,” “estimates,” "anticipates,” or the negative version of these words or other comparable words. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our debt; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the SEC. Although we believe that our assumptions underlying our forward looking statements are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on any FLS in this EP or any previously reported FLS to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS.

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Company Overview

Corporate Data
as of December 31, 2019

Office Portfolio

	Consolidated	Total
Properties	70	72
Rentable square feet (in thousands)	17,960	18,346
Leased rate	93.3%	93.3%
Occupancy rate	91.5%	91.4%

Multifamily Portfolio

		Total
Properties		11
Units		4,161
Leased rate		98.1%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of December 31, 2019	204,889
Common stock closing price per share (NYSE:DEI)	$43.90
Equity Capitalization	$8,994,644

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(1)	$4,653,264	$3,788,151
Less: cash and cash equivalents(2)	(153,683)	(79,798)
Net Debt	$4,499,581	$3,708,353

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$12,702,997
Our Share of Net Debt to Pro Forma Enterprise Value	29%

AFFO Payout Ratio

Three months ended December 31, 2019	58.7%

_______________________________________

(1)	See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.

(2)
Our share of cash and cash equivalents is calculated starting with our consolidated cash and cash equivalents of $153.7 million, then deducting the other owners' share of our JVs' cash and cash equivalents of $75.7 million and then adding our share of our unconsolidated Fund's cash and cash equivalents of $1.9 million.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Company Overview

Property Map
as of December 31, 2019

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Company Overview

Board of Directors and Executive Officers
as of December 31, 2019

BOARD OF DIRECTORS
______________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Vice Chairman, PinnacleCare
Dr. David T. Feinberg	Vice President, Google Health
Virginia A. McFerran	Vice President, Business Development, Google Health
Thomas E. O’Hern	Chief Executive Officer, Macerich
William E. Simon, Jr.	Partner, Simon Quick Advisors
Johnese Spisso	President, UCLA Health; Chief Executive Officer, UCLA Hospital System; Associate Vice Chancellor, UCLA Health Sciences

EXECUTIVE OFFICERS
______________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(In thousands)

	December 31, 2019	December 31, 2018

	Unaudited
Assets
Investment in real estate:
Land	$1,152,684	$1,065,099
Buildings and improvements	9,308,481	7,995,203
Tenant improvements and lease intangibles	905,753	840,653
Property under development	111,715	129,753
Investment in real estate, gross	11,478,633	10,030,708
Less: accumulated depreciation and amortization	(2,518,415)	(2,246,887)
Investment in real estate, net	8,960,218	7,783,821
Ground lease right-of-use asset	7,479	—
Cash and cash equivalents	153,683	146,227
Tenant receivables	5,302	4,371
Deferred rent receivables	134,968	124,834
Acquired lease intangible assets, net	6,407	3,251
Interest rate contract assets	22,381	73,414
Investment in unconsolidated Funds	42,442	111,032
Other assets	16,421	14,759
Total assets	$9,349,301	$8,261,709

Liabilities
Secured notes payable and revolving credit facility, net	$4,619,058	$4,134,030
Ground lease liability	10,882	—
Interest payable, accounts payable and deferred revenue	131,410	130,154
Security deposits	60,923	50,733
Acquired lease intangible liabilities, net	52,367	52,569
Interest rate contract liabilities	54,616	1,530
Dividends payable	49,111	44,263
Total liabilities	4,978,367	4,413,279

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,754	1,702
Additional paid-in capital	3,486,356	3,282,316
Accumulated other comprehensive (loss) income	(17,462)	53,944
Accumulated deficit	(758,576)	(935,630)
Total Douglas Emmett, Inc. stockholders' equity	2,712,072	2,402,332
Noncontrolling interests	1,658,862	1,446,098
Total equity	4,370,934	3,848,430
Total liabilities and equity	$9,349,301	$8,261,709

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Consolidated Operating Results(1)
(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Revenues
Office rental
Rental revenues and tenant recoveries(2)	$180,389	$170,828	$694,315	$661,147
Parking and other income	30,987	28,955	122,440	116,784
Total office revenues	211,376	199,783	816,755	777,931

Multifamily rental
Rental revenues	29,642	24,466	110,697	95,423
Parking and other income	2,875	2,015	9,230	7,962
Total multifamily revenues	32,517	26,481	119,927	103,385

Total revenues	243,893	226,264	936,682	881,316

Operating Expenses
Office expenses	67,971	64,289	264,482	252,751
Multifamily expenses	9,287	7,368	33,681	28,116
General and administrative expenses	9,859	10,197	38,068	38,641
Depreciation and amortization	108,867	89,920	357,743	309,864
Total operating expenses	195,984	171,774	693,974	629,372

Operating income	47,909	54,490	242,708	251,944

Other income	2,911	3,041	11,653	11,414
Other expenses	(1,908)	(2,364)	(7,216)	(7,744)
Income from unconsolidated Funds	1,334	1,878	6,923	6,400
Interest expense	(35,555)	(33,513)	(143,308)	(133,402)
Gain from consolidation of JV	307,938	—	307,938	—
Net income	322,629	23,532	418,698	128,612
Less: Net income attributable to noncontrolling interests	(44,071)	2,103	(54,985)	(12,526)
Net income attributable to common stockholders	$278,558	$25,635	$363,713	$116,086

Net income per common share - basic	$1.58	$0.15	$2.09	$0.68
Net income per common share - diluted	$1.58	$0.15	$2.09	$0.68

Dividends declared per common share	$0.28	$0.26	$1.06	$1.01

Weighted average shares of common stock outstanding - basic	175,356	170,121	173,358	169,893
Weighted average shares of common stock outstanding - diluted	175,356	170,121	173,358	169,902
_______________________________________________________________________

(1)
On November 21, 2019, we restructured one of our previously unconsolidated funds, after which it is treated as a consolidated JV. The results of the consolidated JV are included in our operating results from November 21, 2019 (before November 21, 2019, our share of the Fund's net income was included in the line item Income from unconsolidated Funds). See the executive summary for a description of the transaction.

(2)
Rental revenues and tenant recoveries include tenant recoveries of $15.8 million and $15.6 million for the three months ended December 31, 2019 and 2018, and $62.0 million and $57.7 million for the years ended December 31, 2019 and 2018, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Funds From Operations (FFO)
Net income attributable to common stockholders	$278,558	$25,635	$363,713	$116,086
Depreciation and amortization of real estate assets	108,867	89,920	357,743	309,864
Net income attributable to noncontrolling interests	44,071	(2,103)	54,985	12,526
Adjustments attributable to unconsolidated Funds(2)	2,630	4,320	15,815	16,702
Adjustments attributable to consolidated JVs(2)	(16,162)	(14,964)	(59,505)	(55,448)
Gain from consolidation of JV	(307,938)	—	(307,938)	—
FFO	$110,026	$102,808	$424,813	$399,730

Adjusted Funds From Operations (AFFO)
FFO	$110,026	$102,808	$424,813	$399,730
Straight-line rent	(836)	(6,098)	(10,134)	(18,813)
Net accretion of acquired above- and below-market leases	(3,745)	(4,782)	(16,264)	(22,025)
Loan costs	2,955	1,956	16,213	8,087
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(25,355)	(22,918)	(77,321)	(88,461)
Non-cash compensation expense	5,124	7,392	18,288	22,298
Adjustments attributable to unconsolidated Funds(2)	(1,287)	(1,701)	(6,577)	(7,422)
Adjustments attributable to consolidated JVs(2)	3,652	3,622	16,412	16,328
AFFO	$90,534	$80,279	$365,430	$309,722

Weighted average shares of common stock outstanding - diluted	175,356	170,121	173,358	169,902
Weighted average units in our operating partnership outstanding	28,852	28,142	28,724	28,154
Weighted average fully diluted shares outstanding	204,208	198,263	202,082	198,056

Net income per common share - diluted	$1.58	$0.15	$2.09	$0.68
FFO per share - fully diluted	$0.54	$0.52	$2.10	$2.02
Dividends paid per share(4)	$0.26	$0.25	$1.04	$1.00
______________________________________________

(1)	Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated JVs and our unconsolidated Funds.

(2)
Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Funds and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated JVs.

(3)
We adopted the new lease accounting rules in the first quarter of 2019. Under the new rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net income attributable to common stockholders and FFO, the 2019 capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.

(4)	Reflects dividends paid within the respective periods.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of December 31,
	2019	2018
Office Statistics
Number of properties	60	60
Rentable square feet (in thousands)	15,501	15,461
Ending % leased	93.5%	92.2%
Ending % occupied	91.6%	90.7%
Quarterly average % occupied	91.3%	90.3%

Multifamily Statistics
Number of properties	9	9
Number of units	2,640	2,640
Ending % leased	98.1%	99.5%

	Three Months Ended December 31,		% Favorable
	2019	2018	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$191,624	$186,345	2.8%
Office expenses	(60,576)	(58,983)	(2.7)%
Office NOI	131,048	127,362	2.9%

Multifamily revenues	21,274	21,298	(0.1)%
Multifamily expenses	(5,660)	(5,521)	(2.5)%
Multifamily NOI	15,614	15,777	(1.0)%

Total NOI	$146,662	$143,139	2.5%

Cash Net Operating Income (NOI)
Office cash revenues	$188,418	$176,954	6.5%
Office cash expenses	(60,576)	(58,983)	(2.7)%
Office cash NOI	127,842	117,971	8.4%

Multifamily cash revenues	21,271	21,294	(0.1)%
Multifamily cash expenses	(5,660)	(5,521)	(2.5)%
Multifamily cash NOI	15,611	15,773	(1.0)%

Total Cash NOI	$143,453	$133,744	7.3%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of these non-GAAP measures to net income attributable to common stockholders.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended December 31,
	2019	2018

Same property office cash revenues	$188,418	$176,954
Non-cash adjustments per definition of NOI	3,206	9,391
Same property office revenues	191,624	186,345

Same property office expenses	(60,576)	(58,983)

Office NOI	131,048	127,362

Same property multifamily cash revenues	21,271	21,294
Non-cash adjustments per definition of NOI	3	4
Same property multifamily revenues	21,274	21,298

Same property multifamily expenses	(5,660)	(5,521)

Multifamily NOI	15,614	15,777

Same Property NOI	146,662	143,139
Non-comparable office revenues	19,752	13,438
Non-comparable office expenses	(7,395)	(5,306)
Non-comparable multifamily revenues	11,243	5,183
Non-comparable multifamily expenses	(3,627)	(1,847)
NOI	166,635	154,607
General and administrative expenses	(9,859)	(10,197)
Depreciation and amortization	(108,867)	(89,920)
Operating income	47,909	54,490
Other income	2,911	3,041
Other expenses	(1,908)	(2,364)
Income from unconsolidated Funds	1,334	1,878
Interest expense	(35,555)	(33,513)
Gain from consolidation of JV	307,938	—
Net income	322,629	23,532
Less: Net income attributable to noncontrolling interests	(44,071)	2,103
Net income attributable to common stockholders	$278,558	$25,635

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Financial Data for JVs & Funds
(Unaudited, in thousands)

	Three Months Ended December 31, 2019

	Wholly-Owned Properties	Consolidated JVs(1)(2)	Unconsolidated Funds(1)(3)

Revenues	$187,711	$56,182	$13,712
Office and multifamily operating expenses	$58,952	$18,306	$4,530
Straight-line rent	$146	$690	$5
Above/below-market lease revenue	$893	$2,852	$(3)
Cash NOI attributable to outside interests(4)	$—	$20,344	$3,557
Our share of cash NOI(5)	$127,720	$13,990	$5,623

	Year Ended December 31, 2019

	Wholly-Owned Properties	Consolidated JVs(1)(2)	Unconsolidated Funds(1)(3)

Revenues	$747,448	$189,234	$75,952
Office and multifamily operating expenses	$235,827	$62,336	$25,656
Straight-line rent	$4,664	$5,470	$798
Above/below-market lease revenue	$5,060	$11,204	$(12)
Cash NOI attributable to outside interests(4)	$—	$70,978	$17,806
Our share of cash NOI(5)	$501,897	$39,246	$31,704
______________________________________________________

(1)
On November 21, 2019, we restructured one of our previously unconsolidated funds, after which it is treated as a consolidated JV. The results of the consolidated JV are included in the Consolidated JVs column from November 21, 2019 (before November 21, 2019, the unconsolidated Fund's results were included in the Unconsolidated Funds column). See the executive summary for a description of the transaction.

(2)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for four consolidated JVs (three consolidated JVs during the period before November 21, 2019). We manage our JVs and own a weighted average interest of approximately 46% in them based on square footage (27% during the period before November 21, 2019). The JVs own a combined seventeen Class A office properties totaling 4.3 million square feet and one residential property with 350 apartments in our submarkets (eleven Class A properties totaling 2.8 million square feet and one residential property with 350 apartments during the period before November 21, 2019). We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) in most cases, additional distributions based on Cash NOI.

(3)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for one unconsolidated Fund (three unconsolidated Funds during the period before November 21, 2019). We manage our remaining Fund in which we own an interest of approximately 30% (three Funds with a weighted average ownership interest of 63% based on square footage during the period before November 21, 2019). The Fund owns two Class A office properties totaling 0.4 million square feet in our submarkets (the Funds owned a combined eight Class A office properties totaling 1.8 million square feet during the period before November 21, 2019). We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.

(4)	Represents the share of Cash NOI allocable under the applicable agreements to interests other than our Fully Diluted Shares.

(5)	Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Loans (As of December 31, 2019, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

1/1/2024		$300,000	$300,000	3.46%	1/1/2022
3/3/2025		335,000	335,000	3.84%	3/1/2023
4/1/2025	(4)	102,400	102,400	2.84%	3/1/2023
8/15/2026	(5)	415,000	415,000	2.58%	8/1/2025
9/19/2026		400,000	400,000	2.44%	9/1/2024
9/26/2026	(6)	200,000	200,000	2.77%	10/1/2024
11/1/2026	(7)	400,000	400,000	2.18%	10/1/2024
6/1/2027		550,000	550,000	3.16%	6/1/2022
6/1/2029		255,000	255,000	3.26%	6/1/2027
6/1/2029	(8)	125,000	125,000	2.55%	6/1/2027
6/1/2038	(9)	30,864	30,864	4.55%	N/A
8/21/2023	(10)	—	—	LIBOR + 1.15%	N/A
Subtotal		3,113,264	3,113,264

Consolidated JVs

2/28/2023		580,000	174,000	2.37%	3/1/2021
7/1/2024		400,000	356,000	3.44%	7/1/2022
12/19/2024		400,000	80,000	3.47%	1/1/2023
6/1/2029		160,000	32,000	3.25%	7/1/2027
Total Consolidated Loans	(11)	$4,653,264	$3,755,264

Unconsolidated Fund

3/1/2023		$110,000	$32,887	2.30%	3/1/2021

Total Loans			$3,788,151

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Except as noted below, each loan (including our revolving credit facility) is non-recourse and secured by one or more separate collateral pools consisting of one or more properties, and requires interest-only monthly payments with the outstanding principal due upon maturity. Certain of our loans require us to pay down the loan if necessary for the properties involved to meet minimum financial thresholds, although we have never had to make such a payment.

(1)	Maturity dates include the effect of extension options.

(2)	"Our Share" is a non-GAAP measure calculated by multiplying the principal balance by our share of the borrowing entity's equity.

(3)	Effective rate as of December 31, 2019. Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)	Effective rate will decrease to 2.76% on March 2, 2020.

(5)	Effective rate will increase to 3.07% on April 1, 2020.

(6)	Effective rate will decrease to 2.36% on July 1, 2020.

(7)	Effective rate will increase to 2.31% on July 1, 2021.

(8)	Effective rate will increase to 3.25% on December 1, 2020.

(9)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(10)	$400 million revolving credit facility. Unused commitment fees range from 0.10% to 0.15%.

(11)
Our consolidated debt on the balance sheet of $4.62 billion is calculated by adding $6.7 million of unamortized loan premium and deducting $40.9 million of unamortized deferred loan costs from our total consolidated loans of $4.65 billion.

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$4.65
Weighted average remaining life (including extension options)	6.1 years
Weighted average remaining fixed interest period	3.9 years
Weighted average annual interest rate	3.00%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of December 31, 2019

Region	Number of Properties	Our Rentable Square Feet	Region Rentable Square Feet(1)	Our Average Market Share(2)

Los Angeles
Westside(3)	52	9,992,932	37,358,326	37.6%
Valley	16	6,790,777	21,257,083	43.4
Honolulu(3)	4	1,562,235	4,872,939	32.1
Total / Average	72	18,345,944	63,488,348	39.3%

_________________________________________________

(1)	The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2019 fourth quarter CBRE Marketview report for our submarkets in that region.

(2)
Our market share is calculated by dividing Rentable Square Feet by the applicable Rentable Square Feet, weighted in the case of averages based on the square feet of exposure in our total portfolio to each submarket as follows:

Region	Submarket	Number of Properties	Our Rentable Square Feet	Our Market Share(2)

Westside	Brentwood	15	2,085,745	62.5%
	Westwood	7	2,185,592	51.3
	Olympic Corridor	5	1,142,885	33.1
	Beverly Hills(3)	11	2,196,067	28.6
	Santa Monica	11	1,425,374	15.4
	Century City	3	957,269	9.4
Valley	Sherman Oaks/Encino	12	3,488,995	53.4
	Warner Center/Woodland Hills	3	2,845,577	37.1
	Burbank	1	456,205	6.5
Honolulu	Honolulu(3)	4	1,562,235	32.1
	Total / Weighted Average	72	18,345,944	39.3%

_______________________________________________

(3)
In calculating market share, we adjusted the rentable square footage by (i) removing approximately 202,000 rentable square feet of vacant space at an office building in Honolulu, which we are converting to residential apartments, from both our rentable square footage and that of the submarket (see page 22) and (ii) removing a 218,000 square foot property located just outside the Beverly Hills city limits from both the numerator and the denominator.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of December 31, 2019
Annualized Rent by Region

Region(1)	Percent Leased	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Los Angeles
Westside	93.7%	$470,576,030	$52.58	$4.38
Valley	92.6	214,855,878	35.55	2.96
Honolulu	94.3	48,661,931	34.96	2.91
Total / Weighted Average	93.3%	$734,093,839	$44.80	$3.73

_______________________________________________________________

(1)	Regional data reflects the following underlying submarket data:

Region	Submarket	Percent Leased	Monthly Rent Per Leased Square Foot(2)

Westside	Beverly Hills	96.4%	$4.38
	Brentwood	91.0	3.83
	Century City	93.7	4.24
	Olympic Corridor	93.6	3.37
	Santa Monica	95.2	6.23
	Westwood	92.5	4.25
Valley	Burbank	100.0	4.28
	Sherman Oaks/Encino	94.3	3.13
	Warner Center/Woodland Hills	89.4	2.49
Honolulu	Honolulu	94.3	2.91
	Weighted Average	93.3%	$3.73

(2)	Does not include signed leases not yet commenced, which are included in percent leased but excluded from annualized rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended December 31, 2019	$0.09
Year ended December 31, 2019	$0.27

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of December 31, 2019

Portfolio Tenant Size
	Median	Average

Square feet	2,700	5,600

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,406	47.9%	1,961,349	12.0%	$86,387,301	11.8%
2,501-10,000	1,150	39.2	5,647,365	34.5	248,326,228	33.8
10,001-20,000	243	8.3	3,357,323	20.5	144,200,267	19.7
20,001-40,000	99	3.4	2,722,556	16.6	121,979,833	16.6
40,001-100,000	32	1.1	1,789,354	10.9	89,728,037	12.2
Greater than 100,000	4	0.1	908,539	5.5	43,472,173	5.9
Total for all leases	2,934	100.0%	16,386,486	100.0%	$734,093,839	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of December 31, 2019

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	3	3	2020-2024	468,775	2.5%	$23,892,512	3.2%
UCLA(3)	26	10	2020-2027	335,996	1.8	16,964,929	2.3
William Morris Endeavor(4)	2	1	2022-2027	213,539	1.2	12,415,744	1.7
Morgan Stanley(5)	5	5	2022-2027	145,488	0.8	9,340,152	1.3
Equinox Fitness(6)	5	5	2024-2033	181,177	1.0	8,744,891	1.2
Total	41	24		1,344,975	7.3%	$71,358,228	9.7%

______________________________________________________

(1)	Expiration dates are per lease (expiration dates do not reflect storage and similar leases).

(2)	Square footage expires as follows: 2,000 square feet in 2020; 10,000 square feet in 2023; and 456,000 square feet in 2024.

(3)
Square footage expires as follows: 36,000 square feet in 2020; 72,000 square feet in 2021; 55,000 square feet in 2022; 46,000 square feet in 2023; 10,000 square feet in 2024; 49,000 square feet in 2025; and 67,000 square feet in 2027. Tenant has options to terminate 31,000 square feet in 2020; 16,000 square feet in 2023; and 51,000 square feet in 2025.

(4)	Square footage expires as follows: 1,000 square feet in 2022 and 213,000 square feet in 2027. Tenant has an option to terminate 2,000 square feet in 2020 and 212,000 square feet in 2022.

(5)
Square footage expires as follows: 16,000 square feet in 2022; 30,000 square feet in 2023; 26,000 square feet in 2025; and 74,000 square feet in 2027. Tenant has options to terminate 30,000 square feet in 2021; 26,000 square feet in 2022; and 32,000 square feet in 2024.

(6)	Square footage expires as follows: 34,000 square feet in 2024; 31,000 square feet in 2027; 44,000 square feet in 2028; 42,000 square feet in 2030; and 30,000 square feet in 2033.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of December 31, 2019

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	578	18.0%
Financial Services	392	15.0
Entertainment	235	13.7
Real Estate	297	11.5
Accounting & Consulting	346	10.0
Health Services	371	7.4
Retail	183	5.8
Technology	123	4.9
Insurance	102	3.9
Educational Services	58	3.6
Public Administration	91	2.4
Advertising	58	1.4
Manufacturing & Distribution	55	1.2
Other	45	1.2
Total	2,934	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of December 31, 2019

(1)
Average of the percentage of leases expiring at December 31, 2016, 2017, and 2018 with the same remaining duration as the leases for the labeled year had at December 31, 2019. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at December 31, 2019	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	90	388,857	2.1%	$15,542,730	2.1%	$39.97	$40.07
2020	603	2,280,149	12.4	94,274,941	12.8	41.35	41.93
2021	608	2,671,166	14.5	114,622,103	15.6	42.91	44.77
2022	520	2,368,191	12.9	101,568,616	13.8	42.89	46.67
2023	379	2,350,706	12.8	109,054,580	14.9	46.39	51.74
2024	291	2,213,656	12.1	102,218,624	13.9	46.18	53.30
2025	193	1,389,093	7.6	63,364,148	8.6	45.62	55.62
2026	88	770,888	4.2	37,218,326	5.1	48.28	60.98
2027	75	1,074,520	5.9	51,969,743	7.1	48.37	61.86
2028	39	363,667	2.0	20,345,515	2.8	55.95	72.38
2029	26	164,083	0.9	7,169,890	1.0	43.70	57.83
Thereafter	22	351,510	1.9	16,744,623	2.3	47.64	74.12
Subtotal/weighted average	2,934	16,386,486	89.3%	$734,093,839	100.0%	$44.80	$50.87
Signed leases not commenced		360,085	1.9
Available		1,223,319	6.7
Building management use		121,450	0.7
BOMA adjustment(3)		254,604	1.4
Total/weighted average	2,934	18,345,944	100.0%	$734,093,839	100.0%	$44.80	$50.87

___________________________________________________

(1)	Represents annualized rent at December 31, 2019 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of December 31, 2019

	Q1 2020	Q2 2020	Q3 2020	Q4 2020

Los Angeles
Westside	212,886	190,554	220,991	531,747
Valley	135,013	197,618	215,729	291,412
Honolulu	78,488	29,698	40,125	135,888
Expiring Square Feet(1)	426,387	417,870	476,845	959,047

Percentage of Portfolio	2.3%	2.3%	2.6%	5.2%

Los Angeles
Westside	$50.63	$48.42	$49.38	$49.59
Valley	$33.88	$33.07	$34.30	$34.39
Honolulu	$35.08	$35.89	$33.68	$34.06
Expiring Rent per Square Foot(2)	$42.46	$40.27	$41.24	$42.77

________________________________________________________

(1)	Includes leases with an expiration date in the applicable period where the space had not been re-leased as of December 31, 2019, other than 388,857 square feet of Short-Term Leases.

(2)
Fluctuations in this number primarily reflect the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution. While the following table sets forth data for our underlying submarkets, that data is even more influenced by such issues:

		Next Four Quarters

Region	Submarket	Expiring SF	Expiring Rent per SF

Westside	Beverly Hills	143,242	$48.60
	Brentwood	293,109	$47.42
	Century City	114,652	$51.68
	Olympic Corridor	184,009	$39.82
	Santa Monica	140,265	$67.72
	Westwood	280,901	$48.67
Valley	Sherman Oaks/Encino	456,872	$36.87
	Warner Center/Woodland Hills	382,900	$30.52
Honolulu	Honolulu	284,199	$34.48

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended December 31, 2019

Net Absorption During Quarter(1)	0.18%

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	73	326,197	73
Renewal leases	105	464,718	47
All leases	178	790,915	58

Change in Rental Rates for Office Leases Executed during the Quarter(2)

	Expiring Rate(2)	New/Renewal Rate(2)	Percentage Change

Cash Rent	$45.14	$49.01	8.6%
Straight-line Rent	$40.36	$51.89	28.6%

Average Office Lease Transaction Costs

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$29.66	$4.85
Renewal leases signed during the quarter	$24.45	$6.30
All leases signed during the quarter	$26.50	$5.52

________________________________________________________________

(1)	Net absorption represents the change in percentage leased between the last day of the current and prior quarter, excluding properties acquired or sold during the current quarter.

(2)
Represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Excludes Short Term Leases, leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated from space being taken out of service, and leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe base rent reflects other off-market inducements to the tenant that are not reflected in the prior lease document.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Multifamily Portfolio Summary
as of December 31, 2019

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Los Angeles
Santa Monica	2	820	20%
West Los Angeles	6	1,300	31
Honolulu(1)	3	2,041	49
Total	11	4,161	100%

Submarket	Percent Leased	Annualized Rent(2)	Monthly Rent Per Leased Unit

Los Angeles
Santa Monica	99.1%	$29,961,408	$3,075
West Los Angeles	98.1	48,843,348	3,197
Honolulu(1)	97.8	44,281,644	1,852
Total / Weighted Average	98.1%	$123,086,400	$2,516

Recurring Multifamily Capital Expenditures per Unit

Three months ended December 31, 2019	$382
Year ended December 31, 2019	$960

________________________________________________________________

(1)	Includes newly developed units just made available for rent.

(2)	The multifamily portfolio also includes 10,495 square feet of ancillary retail space generating annualized rent of $408,077, which is not included in multifamily annualized rent.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Developments

Development Projects

1132 Bishop Street, Honolulu, Hawaii
In downtown Honolulu, we are converting a 25 story, 490,000 square foot office tower into approximately 500 rental apartments. This project will help address the severe shortage of rental housing in Honolulu, and revitalize the central business district, where we own a significant portion of the Class A office space.
We expect the conversion to occur in phases over a number of years as the office space is vacated. In select cases, we will relocate tenants to our other office buildings in Honolulu, although we do not have enough vacancy to accommodate all of them.
We currently estimate that construction costs will be $80 million to $100 million, although the inherent uncertainties of development are compounded by the multi-year and phased nature of the conversion. Assuming timely approvals, we expect the first units to be delivered in 2020.

Residential High Rise Tower, Brentwood, California
In Brentwood, we are building the first new residential high-rise development west of the 405 freeway in more than 40 years, offering stunning ocean views and luxury amenities. The 34 story, 376 unit tower is being built on a site that is directly adjacent to an office building and a 712 unit residential property that we own. The estimated budget is between $180 million and $200 million, not including the cost of the land which we have owned since 1997. As part of the project, we are investing additional capital to build a one acre park on Wilshire Boulevard that will be available to the public and provide a valuable amenity to our surrounding properties and community. We expect construction to take about three years.
Rendering of our new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right, respectively).

_______________________________________________
All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Guidance

2020 Guidance

Metric	Per Share
Net income per common share - diluted	$0.68 to $0.74
FFO per share - fully diluted	$2.23 to $2.29

Assumptions

Metric	Assumption Range
Average Office Occupancy	90% to 91%
Residential Leased Rate	Essentially fully leased
Same Property Cash NOI Growth	4.5% to 5.5%
Above/Below Market Net Revenue	$14 to $16 million
Straight-line Revenue	$4 to $6 million
G&A	$40 to $44 million
Interest Expense	$142 to $145 million
___________________________________________
All of our assumptions include 100% of our consolidated JVs share, not our pro rata share.

Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, financings, or other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 24 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Guidance

Reconciliation of 2020 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$119.3	$129.9
Adjustments for depreciation and amortization of real estate assets	390.0	380.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated Funds	(52.1)	(40.4)
FFO	$457.2	$469.5

Reconciliation of shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	175.5	175.5
Weighted average units in our operating partnership outstanding	29.5	29.5
Weighted average fully diluted shares outstanding	205.0	205.0

Per share	Low	High

Net income per common share - diluted	$0.68	$0.74
FFO per share - fully diluted	$2.23	$2.29
_____________________________________________
(1)    This reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to consolidated JVs and unconsolidated Funds, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 360,085 square feet with respect to signed leases not yet commenced at December 31, 2019).  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent does include rent for a health club that we own and operate in Honolulu and our corporate headquarters in Santa Monica.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated JVs. At December 31, 2019, we own 100% of our consolidated portfolio, except for seventeen office properties totaling 4.3 million square feet and one residential property with 350 apartments, which we own through four consolidated JVs and in which we own a weighted average interest of approximately 46% based on square footage. We held an ownership interest in an unconsolidated Fund that was restructured on November 21, 2019, after which it is treated as a consolidated JV in our financial statements.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on December 31, 2019.

Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.

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Definitions

Funds: At December 31, 2019, we own an interest of approximately 30% in Douglas Emmett Partnership X, LP (Partnership X). The Fund owns two office properties totaling 0.4 million square feet. We held an ownership interest in an unconsolidated Fund that was restructured on November 21, 2019, after which it is treated as a consolidated JV in our financial statements.

Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), and impairment write-downs of real estate from our net income (including adjusting for the effect of such items attributable to consolidated JVs and unconsolidated Funds, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify trends in occupancy rates, rental rates and operating costs from year to year, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Joint Ventures (JVs): At December 31, 2019, we owned a weighted average interest of approximately 46% based on square footage in four consolidated JVs. The JVs owned seventeen office properties totaling 4.3 million square feet and one residential property with 350 apartments. We held an ownership interest in an unconsolidated Fund that was restructured on November 21, 2019, after which it is treated as a consolidated JV in our financial statements.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and excluding leases for tenants relocated from space being taken out of service.

Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit (LTIP Unit) awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:

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NOI: is calculated by excluding the following from our net income: general and administrative expenses, depreciation and amortization expense, other income, other expenses, income from unconsolidated Funds, interest expense, gain from consolidation of JVs, gains (or losses) on sales of investments in real estate and net income attributable to noncontrolling interests.

•	Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.

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Definitions

We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.

Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of December 31, 2019. Management space is considered leased and occupied, while space taken out of service during a repositioning is excluded from both the numerator and denominator for calculating percentage leased and occupied.

Operating Partnership: Douglas Emmett Properties, LP

Our Share of Net Debt: We calculate Our Share of Net Debt by multiplying the principal balance of our consolidated loans and our unconsolidated Fund's loan by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, but do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our Share of Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Our Share of Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.

Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements.

Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At December 31, 2019, total consists of 16,746,571 leased square feet (including 360,085 square feet with respect to signed leases not commenced), 1,223,319 available square feet, 121,450 building management use square feet and 254,604 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, (iii) held for sale, contributed or otherwise removed from our consolidated financial statements, or (iv) that underwent a major repositioning project or were impacted by development activity that we believed significantly affected the properties' results. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned.

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Definitions

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Our same properties for the three months ended December 31, 2019: include all of our Consolidated Portfolio properties, other than (1) a 80,500 square foot property in Honolulu, where the largest tenant is a health club that we own and operate, (2) a 492,600 square foot office property in Honolulu and a multifamily property in Honolulu which are affected by development activities, (3) a 583,000 square foot office property in Los Angeles which we expect to be affected by repositioning activity, (4) a residential community in Los Angeles that we acquired in June 2019 with 350 apartments and approximately 50,000 square feet of retail space, and (5) six office properties totaling 1.5 million square feet owned by a consolidated JV that was an unconsolidated Fund before November 21, 2019.

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Our same properties for 2020: include all of our Consolidated Portfolio properties, other than (1) a 80,500 square foot property in Honolulu, where the largest tenant is a health club that we own and operate, (2) a 492,600 square foot office property in Honolulu and a multifamily property in Honolulu which are affected by development activities, (3) a residential community in Los Angeles that we acquired in June 2019 with 350 apartments and approximately 50,000 square feet of retail space, (4) a residential community with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles partially affected by fire damage, and (5) a consolidated JV that was an unconsolidated Fund before November 21, 2019.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: Includes our Consolidated Portfolio plus two office properties totaling 0.4 million square feet owned by one unconsolidated Fund, in which we own approximately 30%.

"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Fund.

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